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Deloitte & Touche LLP
Suite 2300
333 Clay Street
Houston, Texas 77002-4196

                                  EXHIBIT 16.1

October 4, 2001


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Edge Petroleum Corporation dated October 4, 2001.

Yours truly,

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP